Exhibit 4.2

QUOTIENT LIMITED

(COMPANY NUMBER 109886)

WARRANT TO PURCHASE C PREFERENCE SHARES

         DECEMBER 2013

VOID AFTER          DECEMBER 2023

THIS CERTIFIES THAT, for value received, MIDCAP FUNDING V, LLC, with its principal office at 7255 Woodmart Ave, Suite 200, Bethesda, MD 20814 USA, or assigns (as permitted in accordance with Section 10 below) (the “Holder”), is entitled to subscribe for and purchase from Quotient Limited with registered number 109886, a limited liability company incorporated in Jersey, Channel Islands, with its registered office at Elizabeth House, 9 Castle Street, St Helier, Jersey JE2 3RT (the “Company”), 200,000 Exercise Shares at the Exercise Price (each as defined below and each subject to adjustment as provided herein). This Warrant is being issued pursuant to the terms of a credit agreement (the “Credit Agreement”) between, amongst others, Quotient Biodiagnostics, Inc. (as borrower), the Company and the Holder entered (or to be entered) into on or around the date hereof.

1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following respective meanings:

(a)	“Exercise Period” shall mean the period commencing with the Closing Date and ending December , 2023, unless sooner terminated as provided below.

(b)	“Exercise Price” shall mean, with respect to each Exercise Share, a price per share equal to US$3.00 (subject to adjustment pursuant to the terms of the Articles and Sections 5 and 7 below).

(c)	“Exercise Shares” shall mean shares of the Company’s C Preference Shares issuable upon exercise of this Warrant.

(d)	“Permitted Transferee” means a person to whom shares in the capital of the Company may be transferred in accordance with the articles of association of the Company adopted on or about the date hereof.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness (if any); and

(c) This Warrant.

Subject to compliance with applicable laws and regulations, upon the exercise of the rights represented by this Warrant (whether in whole or in part), a certificate or certificates for the number of Exercise Shares so purchased, registered in the name of the Holder or a Permitted Transferee of the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised (in whole).

The person in whose name any certificate or certificates for Exercise Shares are to be issued (if the Exercise Shares are issued in certificated form) upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was exercised in respect of such Exercise Shares and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such exercise and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The person in whose name any Exercise Shares are first registered (if the Exercise Shares are issued in uncertificated form) upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was exercised in respect of such Exercise Shares and payment of the Exercise Price was made, irrespective of the date that such person is registered as the holder of such Exercise Shares in the register of members of the Company, except that, if the date of such exercise and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. COVENANTS OF THE COMPANY

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. The Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES

5.1 Changes in Securities. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of share dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this Section 5 and Section 7, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2 Automatic Conversion. Upon the automatic conversion of all outstanding shares of the series of equity securities comprising the Exercise Shares, this Warrant shall become exercisable for that number of ordinary shares of the Company into ordinary shares into which the Exercise Shares would then be convertible, so long as such shares, if this Warrant had been exercised prior to such offering, would have been converted into ordinary shares pursuant to the Articles. In such case, all references to “Exercise Shares” shall mean the Company’s ordinary shares issuable upon exercise of this Warrant, as appropriate.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7. REORGANIZATION. In the event of, at any time during the Exercise Period, any capital reorganization of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a share dividend or subdivision, split-up or combination of shares), or a Sale (as defined in the Articles) (a “Corporate Change”), then, as a condition of such Corporate Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Exercise Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Exercise Shares equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and the Exercise Price shall be appropriately adjusted so that the Aggregate Exercise Price after such Corporate Change shall be equal to the Aggregate Exercise Price immediately prior to such Corporate Change.

8. MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any ordinary shares (or other securities) of the Company held by Holder (other than those included in the registration) during the 180-day period following the effective date of the initial public offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 (if applicable) or any successor or similar rule or regulation); provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. Holder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of ordinary shares (or other securities) of the Company, Holder shall provide, within ten (10) days of such request, such information as may he required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Act. The obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such ordinary shares (or other securities) until the end of such period. Holder agrees that any transferee of the Warrant held by Holder shall be bound by this Section 8. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company with respect to the Exercise Shares.

10. TRANSFER OF WARRANT. Subject to applicable laws provided that the number of Holders shall not exceed 10 (joint holders being counted as one person) or such greater number as may be permitted from time to pursuant to a consent issued to the Company pursuant to the Control of Borrowing (Jersey) Order 1958, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any Permitted Transferee of the Holder but otherwise may not be transferred. This Warrant shall not be exercised in part. The Permitted Transferee shall sign an investment letter in form and substance satisfactory to the Company.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder. Upon the effectuation of such amendment or waiver in conformance with this Section 12, the Company shall promptly give written notice thereof to the record holders of the Warrant who have not previously consented thereto in writing.

13. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on Schedule A to the Purchase Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

14. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of Jersey as applied to agreements among Jersey residents, made and to be performed entirely within Jersey without giving effect to conflicts of laws principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of December 26, 2013.

QUOTIENT LIMITED

By:

Name:	Paul Cowan

Title:	Chairman and Chief Executive Officer

Address:	Elizabeth House, 9 Castle Street,
St. Helier, Jersey JE2 3RT

Agreed and Acknowledged:

MIDCAP FUNDING V, LLC

By:	/s/ Colleen S. Kovas
Name:	Colleen S. Kovas
Title:	Authorized Signatory

NOTICE OF EXERCISE

TO: Quotient Limited

(1) The undersigned hereby elects to purchase shares of (the “Exercise Shares”) of Quotient Limited (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) subject to the terms of the Company’s Articles of Association, the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasona [ILLEGIBLE] an opinion [ILLEGIBLE] d.

(Date)	(Signature)

(Print Name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

Address:

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.